  EXHIBIT 99.1

Skkynet Launches Skkynet DataHub® service for Microsoft Azure

Skkynet’s innovative technology now available at Microsoft Azure Marketplace for secure, real-time industrial data communications

Mississauga, Ontario, November 30, 2021 – Skkynet Cloud Systems, Inc. (“Skkynet”) (OTCQB: SKKY) is pleased to announce that Skkynet’s DataHub® technology for secure, real-time industrial data communications is now available at Microsoft Azure Marketplace. With the DataHub service, Azure customers can securely acquire, monitor, control, consolidate, and share their live process data.

“The DataHub service provides a unique way to securely integrate operations technology with IT on  Microsoft Azure,” said Paul Thomas, President of Skkynet. “Users can now aggregate data feeds from multiple sources, and feed data to dashboards, data lakes, and other connected programs―without exposing their production systems.”

“I've been working with pharmacy production equipment, grocery store water systems, municipal facilities, and universities where the managers all need the same thing: secure access to their process data,” said Rick Lisowski, President of Skye Controls & Design in Spencerport, NY. “Connecting the hardware they use to the DataHub software running on Azure puts it all together. Now my motto is: I can get any data from anywhere and push it to where you need it.”

“Microsoft Azure Marketplace empowers customers to discover, try, and deploy software solutions that are certified and optimized to run on Azure,” said Jake Zborowski, General Manager, Microsoft Azure Platform at Microsoft Corp. “Azure Marketplace helps solutions like Skkynet reach more customers and markets.”

The Skkynet DataHub service connects seamlessly to Azure IoT Hub for real-time remote monitoring, control, and data logging. Using standard industrial protocols like OPC UA or MQTT, users can also connect directly to popular applications and programs that run on Azure, or at remote locations.

Security is based on Skkynet’s patented technology that uses outbound-only connections to ensure that no attack surface is exposed on a local plant network. It requires no IT policy changes, no open inbound firewall ports, no VPNs, and no extra hardware while allowing real-time bi-directional data flow through DMZs and network proxies up to the cloud.

Skkynet’s products and services—DataHub software for in-plant, Skkynet DataHub service for Microsoft Azure, SkkyHub cloud service, and ETK software for embedded devices—provide secure access to industrial data through open, standard industrial protocols, allowing users to fully integrate OT with IT systems and other applications anywhere in the world. Secure by design, Skkynet’s solution requires no VPN, no open firewall ports, no special programming, and no additional hardware. Secure integration of embedded devices, on-premise systems, and remote locations through seamless, end-to-end connectivity in real time lets users derive maximum value from Industrial IoT and Industry 4.0. For more information, visit: https://skkynet.com/investors/

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About Skkynet

Skkynet Cloud Systems, Inc. (OTCQB: SKKY) is a global leader and innovator in real-time information systems. Skkynet’s leading-edge platform includes the award-winning SkkyHub™ service, DataHub® middleware, Skkynet DataHub service on Microsoft Azure, and Embedded Toolkit (ETK) software. The platform enables real-time data connectivity for industrial, embedded, and financial systems, with no programming required. Skkynet’s platform is uniquely positioned for the “Internet of Things” and “Industry 4.0” because unlike the traditional approach for networked systems, Skkynet’s architecture is secure by design.

Safe Harbor

This news release contains “forward-looking statements” as that term is defined in the United States Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements, including beliefs, plans, expectations or intentions regarding the future, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors, such as the inherent uncertainties associated with new business opportunities and development stage companies. Skkynet assumes no obligation to update the forward-looking statements. Although Skkynet believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate. Investors should refer to the risk factors disclosure outlined in Skkynet’s annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the U.S. Securities and Exchange Commission.

Contact

Skkynet Cloud Systems, Inc.

Paul E. Thomas, President

Tel: (888) 702-7851

Web: https://skkynet.com

Email: ir@skkynet.com

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